SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMCAST CORPORATION

COMCAST CABLE COMMUNICATIONS, LLC

COMCAST CABLE HOLDINGS, LLC

COMCAST MO GROUP, INC.

COMCAST MO OF DELAWARE, LLC

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA DELAWARE DELAWARE DELAWARE DELAWARE (State of Incorporation or Organization)	27-0000798 23-2175755 84-1260157 91-2047743 84-1372033 (I.R.S. Employer Identification No.)

One Comcast Center Philadelphia, PA (Address of Principal Executive Offices)	19103-2838 (Zip Code)

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

5.50% Notes Due 2029	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-158816
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Comcast Corporation (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus supplement dated November 17, 2010 (the “Prospectus Supplement”) to a Prospectus dated April 27, 2009 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-158816), which Registration Statement was filed with the Securities and Exchange Commission on April 27, 2009 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” and “Material U.S. Federal Income Tax Consequences” in the Prospectus Supplement and “Description of Debt Securities and Cable Guarantees” in the Prospectus.

Item 2.	Exhibits

Exhibit Number	Description

4.1	Indenture dated as of January 7, 2003 (the “Indenture”) by and among the Company, the cable guarantors named therein and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K filed with the Commission on February 20, 2009).

4.2	First Supplemental Indenture dated as of March 25, 2003 by and among the Company, the cable guarantors named therein and the Trustee (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed with the Commission on February 20, 2009).

4.3	Second Supplemental Indenture dated as of August 31, 2009 by and among the Company, the cable guarantors named therein and the Trustee (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on September 2, 2009).

4.4	Form of Officers’ Certificate setting forth the terms of the Notes.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Comcast Corporation
Comcast Cable Communications, LLC
Comcast Cable Holdings, LLC
Comcast MO Group, Inc.
Comcast MO of Delaware, LLC

By:	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President

Date: November 18, 2010

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